SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 25, 2002


                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
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               (Exact name of registrant as specified in charter)



        Massachusetts                   0-23972                 13-6972380
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 (State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)


                  625 Madison Avenue, New York, New York 10022
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               (Address of principal executive offices) (Zip Code)


                                 (212) 421-5333
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                Registrant's telephone number including area code


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          (Former name or former address, if changed since last report)



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ITEM 5.   Other Events.

On January 23, 2002, Related Capital Company issued the press release filed as
Exhibit 99.1 to this Form 8-K. Related Capital Company is an affiliate of Related AMI Associates, Inc., our advisor that manages our day-to-day affairs.

The fifth paragraph of the attached release, updated and restated in its entirety, reads:

"During 2001, American Mortgage Acceptance Company (AMAC), a real estate investment trust, originated 6 loans representing approximately $13.6 million. As of December 31, 2001, AMAC's portfolio consisted of one FHA-insured mortgage loan, six Ginnie Mae certificates, six mezzanine loans, seven bridge loans, six of which benefit from the LIHTC program, and an indirect investment in CMBS through a preferred equity investment. AMAC's total distribution for 2001 was $1.45, including the fourth quarter dividend declared on December 13, 2001 and to be paid on February 14, 2002."

Related Capital Company has also informed us that Charter Municipal Mortgage Acceptance Company, or "CharterMac," has filed a Form 8-K filed with the Securities and Exchange Commission that updates and restates certain information with respect to CharterMac in the January 23, 2002 press release.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1      Press release by Related Capital Company, dated January 23, 2002.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          American Mortgage Acceptance Company

Date:  January 25, 2002                   By:     /s/ Stuart J. Boesky
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                                                  Name:  Stuart J. Boesky
                                                  Title: Chief Executive Officer
                                                         and President